Exhibit 99.1

Casa Systems Announces Fourth Quarter and Full Year 2017 Financial Results

●        Revenue of $351.6 million for 2017

●        Won Three Tier-1 Mobile Customers for New Wireless Solutions

Andover, Mass. – March 6, 2018 – Casa Systems, Inc. (NASDAQ:CASA), a provider of software-centric solutions for next-generation centralized, distributed and virtualized architectures for cable broadband, fixed-line broadband and wireless networks, today announced its financial results for its fourth quarter and year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights

•	Revenues were $118.0 million, an increase of 18.9% compared to the fourth quarter of 2016

•	Gross margin of 77.1%, compared to gross margin of 76.8% in the fourth quarter of 2016

•	GAAP net income of $28.9 million, a decrease of 27.6% compared to the fourth quarter of 2016

•	Non-GAAP net income of $53.7 million, an increase of 28.7% compared to the fourth quarter of 2016

•	Adjusted EBITDA of $59.8 million, an increase of 9.6% compared to the fourth quarter of 2016

2017 Financial Highlights

•	Revenues were $351.6 million, an increase of 11.2% compared to 2016

•	Gross margin of 73.4%, compared to gross margin of 69.1% in 2016

•	GAAP net income of $88.5 million, a decrease of 0.2% compared to 2016

•	Non-GAAP net income of $118.0 million, an increase of 24.2% compared to 2016

•	Adjusted EBITDA of $153.1 million, an increase of 18.6% compared to 2016

•	Net cash provided by operating activities of $95.0 million

GAAP net income for the fourth quarter and for 2017 includes the impact of the Tax Cuts and Jobs Act of 2017 and an estimated one-time tax charge of approximately $14.1 million, which is included in our provision for income taxes.

“We are pleased to report continued strong growth in revenue and profitability for our first quarter as a public company,” said Jerry Guo, Casa’s President and CEO. “Our fourth quarter performance was driven by deployment of our DOCSIS 3.1 solutions and DOCSIS 3.0 and DOCSIS 3.1 capacity expansions, as customers continued to add bandwidth to their networks using our solutions. Moreover, our unique software platform has enabled us to enter new markets, and I’m pleased to report wireless wins at Telefonica, which is deploying Casa’s 4G Apex Small Cells and Small Cell management solution, and at China Mobile and Sprint, which are both deploying Casa’s Axyom Small Cell Core.” said Guo.

Commenting on the Company’s financial results, Gary Hall, Casa’s CFO, added, “I am pleased with our strong financial results for the quarter and the year driven by the continued global acceptance of our industry-leading solutions. We delivered continued growth in both revenue and profitability, and we strengthened our balance sheet with the completion of our IPO in December. We plan to continue to invest in our business to drive both growth and profitability.”

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

For the fiscal year 2018, we expect:

•	Revenues between $380.0 million and $395.0 million

•	Non-GAAP net income between $100.0 million and $111.0 million

•	Non-GAAP diluted net income per share between $1.08 and $1.19

Guidance for non-GAAP financial measures excludes stock-based compensation, which is a non-cash charge, and the resulting tax effect of such stock-based compensation. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss the financial results for its fourth quarter and year ended December 31, 2017 at 5:00 p.m. Eastern Standard Time today, March 6, 2018. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website at http://investors.casa-systems.com for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding future results of the operations and financial position of Casa Systems, Inc. (“Casa” or the “Company”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; and (6) other factors discussed in the “Risk Factors” section of the final prospectus for our initial public offering, which was filed with the Securities and Exchange Commission on December 15, 2017 and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update or revise any forward-looking statements for any reason after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net income as reported in our consolidated statements of operations, excluding the impact of stock-based compensation expense, which is a non-cash charge, and the tax effect on this excluded item applied using our effective income tax rate for the period, and excluding the impact of the U.S. Tax Cuts and Jobs Act of 2017, which is a one-time non-recurring charge, and the actual tax charge for this excluded item. We define non-GAAP diluted net income per share as diluted net income per share attributable to common stockholders reported in our consolidated statements of operations, excluding the impact of cumulative dividends on convertible preferred stock, which are no longer applicable following the conversion to common stock of all of our outstanding preferred stock in December 2017 in connection with our initial public offering, excluding the impact of dividends declared on convertible preferred stock, as we do not intend to declare any dividends for the foreseeable future, and excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income, excluding the impact of stock-based compensation expense; other income (expense), net; depreciation and amortization expense; and our provision for income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•	we exclude stock-based compensation expense from each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy;

•	we exclude the impact of the U.S. Tax Cuts and Jobs Act of 2017 from non-GAAP net income and non-GAAP diluted net income per share, although it represents a significant cash expense, because it is a one-time non-recurring charge;

•	adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•	adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us, and does not reflect foreign currency transaction gains and losses, all of which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•	free cash flow may not represent the total increase or decrease in the cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•	other companies, including companies in our industry, may not use non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures”.

About Casa Systems, Inc.

Casa Systems, Inc. (NASDAQ:CASA) provides software solutions that enable cable broadband, fixed broadband, and wireless providers to meet the growing demand for gigabit bandwidth and services. We provide a suite of software-centric infrastructure solutions that allow cable service providers to deliver voice, video and data services over a single platform at multi-gigabit speeds. In addition, we offer solutions for next-generation centralized, distributed and virtualized architectures for cable, fixed telecom and wireless networks. Our solutions are commercially deployed in over 75 countries serving more than 450 customers, including regional broadband service providers as well as some of the world’s largest Tier 1 broadband service providers.

IR Contact

Monica Gould

212-871-3927

investorrelations@casa-systems.com

Lindsay Savarese

212-331-8417

investorrelations@casa-systems.com

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$117,962	$99,226	$351,575	$316,128
Cost of revenue	27,009	23,041	93,511	97,817

Gross profit	90,953	76,185	258,064	218,311
Operating expenses:
Research and development	16,765	11,997	60,677	49,210
Sales and marketing	12,619	8,825	39,602	36,114
General and administrative	7,176	4,683	21,563	18,215

Total operating expenses	36,560	25,505	121,842	103,539

Income from operations	54,393	50,680	136,222	114,772

Other income (expense):
Interest income	765	397	2,439	1,208
Interest expense	(4,529)	(645)	(17,466)	(902)
Gain (loss) on foreign currency, net	113	(284)	886	(328)
Other income, net	105	500	737	943

Total other income (expense), net	(3,546)	(32)	(13,404)	921

Income before provision for income taxes	50,847	50,648	122,818	115,693
Provision for income taxes	21,984	10,797	34,318	27,025

Net income	28,863	39,851	88,500	88,668
Cumulative dividends on convertible preferred stock	(1,273)	(1,483)	(5,674)	(5,884)
Dividends declared on convertible preferred stock	(23,430)	(94,114)	(70,977)	(117,903)

Net income (loss) attributable to common stockholders, basic and diluted	$4,160	$(55,746)	$11,849	$(35,119)

Net income (loss) per share:
Basic	$0.10	$(1.69)	$0.34	$(1.07)

Diluted	$0.08	$(1.69)	$0.26	$(1.07)

Weighted average shares used in computing net income (loss) per share:
Basic	40,407	32,990	35,359	32,864

Diluted	50,236	32,990	44,972	32,864

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of Net Income to Non-GAAP Net Income:
Net income	$28,863	$39,851	$88,500	$88,668
Stock-based compensation	3,243	2,329	9,136	8,304
Impact of the U.S. Tax Cuts and Jobs Act(1)	37,052	—	37,052	—
Tax effect of excluded items	(15,499)	$(496)	(16,650)	(1,940)

Non-GAAP net income	$53,659	$41,684	$118,038	$95,032

Non-GAAP net income margin	45.5%	42.0%	33.6%	30.1%

Reconciliation of Diluted Net Income (Loss) Per Share Attributable to Common Stockholders to Non-GAAP Diluted Net Income Per Share
Diluted net income (loss) per share attributable to common stockholders	$0.08	$(1.69)	$0.26	$(1.07)
Cumulative dividends on convertible preferred stock	0.03	0.04	0.13	0.18
Dividends declared on convertible preferred stock	0.47	2.85	1.58	3.59
Non-GAAP adjustments to net income	0.49	0.06	0.65	0.19

Non-GAAP diluted net income per share	$1.07	$1.26	$2.62	$2.89

Weighted-average shares used in computing diluted non-GAAP net income per share	50,236	32,990	44,972	32,864

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$28,863	$39,851	$88,500	$88,668
Stock-based compensation	3,243	2,329	9,136	8,304
Depreciation and amortization	2,162	1,557	7,738	6,008
Other income (expense), net	3,546	32	13,404	(921)
Provision for income taxes	21,984	10,797	34,318	27,025

Adjusted EBITDA	$59,798	$54,566	$153,096	$129,084

Adjusted EBITDA margin	50.7%	55.0%	43.5%	40.8%

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow:
Net cash provided by (used in) operating activities	$45,954	$(13,289)	$95,008	$110,780
Purchases of property and equipment	(2,311)	(1,260)	(7,014)	(7,419)

Free cash flow	$43,643	$(14,549)	$87,994	$103,361

Summary of Stock-Based Compensation Expense:
Cost of revenue	$104	$59	$306	$237
Research and development	1,329	668	2,864	2,306
Sales and marketing	310	301	1,112	1,147
General and administrative	1,500	1,301	4,854	4,614

Total	$3,243	$2,329	$9,136	$8,304

Summary of Revenue:
Sales of broadband products	$56,347	$49,040	$198,147	$209,751
Capacity expansions	50,394	38,420	113,749	69,472

Product	106,741	87,460	311,896	279,223
Service	11,221	11,766	39,679	36,905

Total revenue	$117,962	$99,226	$351,575	$316,128

(1)	During the fiscal quarter ended December 31, 2017, we recorded provisional tax amounts for the one-time transition tax on the accumulated earnings of certain foreign subsidiaries and the re-measurement of certain deferred tax assets and liabilities as a result of the enactment of the U.S. Tax Cuts and Jobs Act of 2017. Our accounting for these tax effects will be completed during the one-year measurement period allowed under Staff Accounting Bulletin 118.

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$260,820	$329,554
Marketable securities	—	14,392
Accounts receivable, net	122,634	110,234
Inventory	36,148	65,975
Prepaid expenses and other current assets	5,151	7,178
Prepaid income taxes	538	39

Total current assets	425,291	527,372
Property and equipment, net	29,363	25,682
Accounts receivable, net of current portion	4,710	6,629
Deferred tax assets	9,718	21,140
Deferred offering costs	—	1,464
Other assets	615	748

Total assets	$469,697	$583,035

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$15,833	$21,704
Accrued expenses and other current liabilities	48,250	149,184
Accrued income taxes	118	11,823
Deferred revenue	34,224	55,876
Current portion of long-term debt, net of unamortized debt issuance costs	2,156	2,133

Total current liabilities	100,581	240,720
Accrued income taxes, net of current portion	8,810	463
Deferred revenue, net of current portion	14,691	18,458
Long-term debt, net of current portion and unamortized debt issuance costs	295,459	297,618

Total liabilities	419,541	557,259

Convertible preferred stock	—	97,479

Stockholders’ equity (deficit):
Common stock	81	33
Additional paid-in capital	128,798	—
Accumulated other comprehensive income (loss)	194	(1,739)
Accumulated deficit	(78,917)	(69,997)

Total stockholders’ equity (deficit)	50,156	(71,703)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$469,697	$583,035

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(unaudited)

(in thousands)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$88,500	$88,668
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,738	6,008
Stock-based compensation	9,136	8,304
Deferred income taxes	11,422	(6,860)
Excess and obsolete inventory valuation adjustment	4,115	1,674
Increase in provision for doubtful accounts	6	—
Changes in operating assets and liabilities:
Accounts receivable	(25,726)	(20,479)
Inventory	21,859	(22,798)
Prepaid expenses and other assets	3,519	(3,235)
Prepaid income taxes	(486)	900
Accounts payable	(6,475)	14,453
Accrued expenses and other current liabilities	10,243	19,965
Accrued income taxes	(3,212)	6,894
Deferred revenue	(25,631)	17,286

Net cash provided by operating activities	95,008	110,780

Cash flows provided by (used in) investing activities:
Purchases of property and equipment	(7,014)	(7,419)
Purchases of marketable securities	—	(14,392)
Proceeds from maturities of marketable securities	14,589	—

Net cash provided by (used in) investing activities	7,575	(21,811)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	83,421	—
Proceeds from issuance of debt, net of issuance costs	—	292,189
Principal repayments of debt	(3,292)	(282)
Proceeds from exercise of stock options	274	594
Payments of dividends and equitable adjustments	(246,634)	(142,301)
Payments of initial public offering costs	(2,384)	(517)
Employee taxes paid related to net share settlement of equity awards	(4,046)	(315)

Net cash (used in) provided by financing activities	(172,661)	149,368

Effect of exchange rate changes on cash and cash equivalents	1,344	(1,279)

Net (decrease) increase in cash and cash equivalents	(68,734)	237,058
Cash and cash equivalents at beginning of period	329,554	92,496

Cash and cash equivalents at end of period	$260,820	$329,554

Supplemental disclosures of cash flow information:
Cash paid for interest	$16,275	$274

Cash paid for income taxes	$26,297	$25,179

Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$1,018	$869

Prepaid expenses and other current assets included in accounts payable	$1,394	$256

Deferred offering costs included in accounts payable and accrued expenses and other current liabilities	$1,193	$947

Unpaid dividends and equitable adjustments included in accrued expenses and other current liabilities	$10,661	$107,509

Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$15,444	$4,206